UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL (Address of principal executive offices)	60606 (Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger Arrangement Agreement
Change in Control Severance Pay Plan
Retention Bonus Program
Amendment to 2004 Long-Term Outperformance Compensation Program
Summary of Trizec Properties, Inc. Change in Control Severance Pay Plan and Retention Bonus Program

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger and Plan of Arrangement
     On June 5, 2006, Trizec Properties, Inc., a Delaware corporation ( “Trizec”), Trizec Holdings Operating LLC, a Delaware limited liability company through which Trizec conducts substantially all of its business and owns substantially all of its assets (the “Operating Company”), and Trizec Canada Inc., a Canadian corporation and a holder of approximately 38% of Trizec’s outstanding common stock (“TZ Canada”), entered into an Agreement and Plan of Merger and Arrangement Agreement (the “Merger Agreement”) with Grace Holdings LLC, a Delaware limited liability company (“Parent”), Grace Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), 4162862 Canada Limited, a Canadian corporation and an affiliate of Parent (“AcquisitionCo”), and Grace OP LLC, a Delaware limited liability company (“Merger Operating Company” and together with Parent, MergerCo, and AcquisitionCo, the “Buyer Parties”). The Buyer Parties are affiliates of Brookfield Properties Corporation, a publicly traded real estate company (“Brookfield Properties”). The Merger Agreement and the Mergers (as defined below) were approved by Trizec’s board of directors upon the recommendation of the special committee of Trizec’s board of directors. In addition, TZ Canada’s board of directors approved the Merger Agreement and the Arrangement (as defined below).
     Pursuant to the Merger Agreement, at closing (a) MergerCo will merge with and into Trizec with Trizec continuing as the surviving corporation (the “Trizec Merger”) and (b) Merger Operating Company will be merged with and into the Operating Company with the Operating Company continuing as the surviving limited liability company (the “Operating Company Merger,” and together with the Trizec Merger, the “Mergers”). In addition, TZ Canada will effect an arrangement pursuant to which AcquisitionCo will acquire all of the outstanding shares of TZ Canada (the “Arrangement,” and together with the Mergers, the “Transactions”).
     Under the terms of the Merger Agreement, at the effective time of the Trizec Merger, each share of common stock of Trizec issued and outstanding immediately prior to the effective time of the Trizec Merger (other than shares owned by TZ Canada and its subsidiaries) will be converted automatically into one share of redeemable preferred stock of the surviving corporation, which will be immediately redeemed for a cash amount equal to the sum of $29.01 plus additional merger consideration that represents a pro rata portion of the regular quarterly dividend allocable to the quarter in which the Mergers are closed and will be based on the number of days having elapsed in such quarterly period, in each case without interest (such cash amount, the “Trizec Merger Consideration”). In addition, at the effective time of the Operating Company Merger, each common unit of limited liability company interest in the Operating Company issued and outstanding immediately prior to the effective time of the Operating

Company Merger will be converted automatically into one redeemable preferred unit (“Redeemable Preferred Unit”). In lieu of retaining this Redeemable Preferred Unit, holders of Redeemable Preferred Units may elect to (a) redeem such Redeemable Preferred Units in exchange for an amount per unit equal to the Trizec Merger Consideration or (b) exchange such Redeemable Preferred Units for (i) newly issued 6% Class A preferred units or (ii) continuing common units in the surviving operating company, subject to the terms and conditions of an amended and restated operating agreement of the surviving operating company that will be adopted pursuant to the Operating Company Merger.
     Each outstanding option to purchase common stock of Trizec under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount equal to the excess of the Trizec Merger Consideration over the exercise price per share of any such option. In addition, each unvested restricted common stock of Trizec and each restricted stock right or unit of Trizec under any employee stock option or incentive plan will automatically vest and become free of any forfeiture restrictions and be considered an outstanding share of common stock of Trizec for all purposes, including the right to receive one share of redeemable preferred stock of the surviving corporation, which will be immediately redeemed for the Trizec Merger Consideration. In addition, all awards under the Trizec Properties, Inc. 2004 Long-Term Outperformance Compensation Plan (the “OPP”) will vest and become payable in accordance with its terms upon the effective time of the Trizec Merger.
     Trizec, the Operating Company, TZ Canada and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Trizec’s and TZ Canada’s covenant not to, nor to permit any other subsidiary of Trizec or TZ Canada to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. Both Trizec and TZ Canada will be permitted to continue to pay their regular quarterly dividends in accordance with past practice.
     The Transactions, which are expected to close during the third or fourth quarter of 2006, are subject to customary closing conditions, including, among other things, (a) the requisite approval and adoption of the Merger Agreement by the holders of the outstanding common stock of Trizec and (b) the requisite approval of the Arrangement by the holders of the outstanding shares of TZ Canada. The closing of the Transactions is not subject to a financing condition.
     The Merger Agreement contains certain termination rights for the Parent, Trizec and TZ Canada and further provides that, upon termination of the Merger Agreement under specified circumstances, Trizec, together with TZ Canada, will be required to pay a termination fee of US$115 million to Parent and/or reimburse up to US$25 million of Parent’s out-of-pocket expenses. In addition, under specified circumstances, Parent may be required to reimburse Trizec for its out-of-pocket costs and expenses up to US$15.5 million, and in the case of TZ Canada, costs and expenses up to US$9.5 million. In certain specified cases, the termination fee or expense reimbursement may be less.

     The foregoing description of the Mergers, the Arrangement and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.
     Concurrently with entering into the Merger Agreement, TZ Canada entered into a voting agreement with Parent and MergerCo pursuant to which TZ Canada has agreed to vote all of the shares of common stock of Trizec that TZ Canada and its subsidiaries own in favor of the Merger Agreement, the Trizec Merger and other transactions contemplated by the Merger Agreement, subject to the terms and conditions thereof (the “TZ Canada Voting Agreement”). As of the date hereof, the securities subject to the TZ Canada Voting Agreement represent approximately 38% of the outstanding voting power of the common stock of Trizec, and the agreement will also apply to any shares of Trizec’s common stock acquired by TZ Canada after the date of the agreement’s execution. In addition, P.M. Capital Inc. (“PMCI”), an affiliate of TZ Canada and the owner of 7,522,283 multiple voting shares and 1,972,435 subordinate voting shares of TZ Canada, has entered into a voting agreement with Parent and AcquisitionCo pursuant to which PMCI has agreed to vote all such shares in favor of the Arrangement, subject to the terms and conditions thereof (the “PMCI Voting Agreement”). The PMCI Voting Agreement will also apply to any shares of TZ Canada’s voting stock acquired by PMCI after the date of the agreement’s execution.
Trizec Properties, Inc. Change in Control Severance Pay Plan
     On June 4, 2006, in connection with the approval of the Trizec Merger, the Board of Directors of Trizec approved and adopted the Trizec Properties, Inc. Change in Control Severance Pay Plan (the “Severance Plan”) under which certain employees of Trizec and its subsidiaries will be entitled to severance payments under certain circumstances if they are terminated or if they are constructively terminated within one year following the consummation of the Trizec Merger. Generally, if an employee is terminated without “cause” (as defined in the Severance Plan), or if the employee resigns because the employee, among other reasons, is forced to relocate, has his or her responsibilities substantially reduced or is not provided with a package of compensation and benefits comparable to his or her compensation and benefits prior to the Trizec Merger, the employee will be entitled to certain continued benefits and severance pay in an amount based upon his or her time of service and/or position with Trizec prior to the Trizec Merger.
     The Severance Plan does not apply to Mr. Timothy H. Callahan, Trizec’s President and Chief Executive Officer. Mr. Callahan is entitled to certain severance payments under the terms of his existing employment agreement. However, Messrs. Michael C. Colleran, Trizec’s Executive Vice President and Chief Financial Officer, Brian Lipson, Trizec’s Executive Vice President and Chief Investment Officer, William R.C. Tresham, Trizec’s Executive Vice President and Chief Operating Officer, and Ted. R. Jadwin, Trizec’s Senior Vice President, Secretary and General Counsel, are entitled to severance payments under the Severance Plan.
     In the case of Messrs. Colleran, Lipson and Tresham, each such officer will be entitled to receive a severance payment equal to two times the sum of (a) such officer’s annual base salary and (b) greater of such officer’s 2005 annual bonus paid or 2006 target bonus. In the case of Mr. Jadwin, he will be entitled to receive a severance payment equal to one times the sum of his annual base salary and annual bonus. In addition, each such officer will be entitled to receive (i) professional outplacement services as selected by Trizec consistent with such officer’s duties or profession and of a type and level customary for his position, (ii) continued benefits under Trizec’s health plans for two years in the case of Messrs. Colleran, Lipson and Tresham and one year in the case of Mr. Jadwin, (iii) a pro rata annual bonus (with respect to the greater of such officer’s 2005 annual bonus paid or 2006 target bonus), based on the number of days the officer was employed during the current fiscal year, (iv) the value of the stock incentive awards accrued to the officer through the date of termination, to the extent not yet paid, and (v) any accrued vacation pay. Furthermore, the Severance Plan provides for an additional tax-gross up payment to be made if any payments made or benefits provided in connection with the Trizec Merger would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “tax gross-up payment”). The foregoing severance payments and benefits are reduced by any similar payments or benefits to which Messrs. Colleran, Lipson, Tresham and Jadwin are entitled under their respective employment agreements.
     The Severance Plan also provides for severance payments and additional benefits (including the tax-gross up payment) to certain other employees upon termination without “cause” by Trizec or for “good reason” by the employee.
     The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.
Retention Bonus Programs
     On June 4, 2006, in connection with the approval of the Trizec Merger, the Board of Directors of Trizec approved and adopted a Retention Bonus Program for the benefit of certain professional employees of Trizec (including Trizec’s executive officers) and its subsidiaries (the “Eligible Professional Employees”), and a Retention Bonus Program for the benefit of certain hourly employees of Trizec (the “Eligible Hourly Employees”) to provide additional incentive to such employees to continue to remain employees of Trizec through the closing date of the Trizec Merger and during the transition period following the closing of the Trizec Merger ending on the 90th day following the closing date (the “Transition End Date”). If employees remain eligible for such retention bonus on the Transition End Date through continued service to Brookfield Properties and its subsidiaries and affiliates, Brookfield Properties will pay them the retention bonus (the “Retention Bonus”).
     For Eligible Professional Employees, who continue to be eligible for the Retention Bonus on the Transition End Date, the Retention Bonus amount is based on the employee’s years of service and current weekly base salary amount, as follows:

Retention Bonus Formulation
Years of Service	(In weeks of base salary)
Less than 3	3 weeks, plus 2 weeks per year of service
At least 3, but less than 7	7 weeks, plus 2 weeks per year of service
At least 7, but less than 10	9 weeks, plus 2 weeks per year of service
10 or more	11 weeks, plus 2 weeks per year of service

     For Eligible Hourly Employees, who continue to be eligible for the Retention Bonus on the Transition End Date, the Retention Bonus amount is based on the employee’s years of service and current weekly base salary amount, as follows:

Retention Bonus Formulation
Years of Service	(In weeks of base salary)
Less than 3	3 weeks, plus 1 week per year of service
At least 3, but less than 7	7 weeks, plus 1 week per year of service
At least 7, but less than 10	9 weeks, plus 1 week per year of service
10 or more	11 weeks, plus 1 week per year of service

     The foregoing description of the Retention Bonus programs does not purport to be complete and is qualified in its entirety by reference to the Retention Bonus programs, which are filed as Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated into this report by reference.
Amendment to 2004 Long-Term Outperformance Compensation Program
     On June 4, 2006, in connection with the approval of the Trizec Merger, the Board of Directors of Trizec approved and adopted an amendment to the OPP in order (1) to change the valuation date under the OPP from the closing date of a change in control transaction to the date of signing of a definitive agreement in connection with any such change in control transaction (the “Signing Date”), (2) to use the dollar value of the transaction consideration per share of common stock of Trizec in determining OPP awards to be made in connection with the change in control, and (3) to adjust the Peer Group TRS calculations (under Section 1.3 of the OPP) to key those calculations off the Signing Date. The OPP amendment also clarifies that OPP awards would be made immediately prior to the closing of the transaction (and contingent thereon). The OPP provides that awards made in connection with a change in control will become fully vested upon the effective date of such change in control.
     The foregoing description of the amendment to the OPP does not purport to be complete and is qualified in its entirety by reference to such amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated into this report by reference.
Item 8.01. Other Events.
     On June 8, 2006, Trizec provided to its employees a summary of the Severance Plan and the Retention Bonus programs. A copy of the summary is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Cautionary Statements
     The Merger Agreement has been included to provide investors with information regarding its terms. The summary of the Merger Agreement contained in this Current Report on Form 8-K may not contain all of the information about the Merger Agreement that is important to investors. Therefore, Trizec recommends that each investor read carefully the copy of the Merger Agreement that is being filed as Exhibit 2.1 to this Current Report on Form 8-K in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by the summary contained in this Current Report on Form 8-K.

     The Merger Agreement contains representations and warranties made by, and to, Trizec, the Operating Company, TZ Canada, Parent, MergerCo, AcquisitionCo and Merger Operating Company. These representations and warranties, which are set forth in the copy of the Merger Agreement being filed as Exhibit 2.1 of this Current Report on Form 8-K, were made for the purposes of negotiating and entering into the Merger Agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may be included in future filings.
     In connection with the Trizec Merger, Trizec will file a proxy statement with the SEC. The final proxy statement will be mailed to Trizec stockholders. Stockholders of Trizec are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, http://www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Trizec’s Web site, http://www.trz.com, or by contacting Dennis C. Fabro, Senior Vice President of Investor Relations, Trizec Properties, Inc., telephone (312) 798-6290.
     Trizec and its directors, officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Trizec’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transaction, when it becomes available.
     This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Arrangement Agreement, dated June 5, 2006, by and among Trizec Properties, Inc., Trizec Holdings Operating LLC, Trizec Canada Inc., Grace Holdings LLC, Grace Acquisition Corporation, 4162862 Canada Limited, and Grace OP LLC.

10.1	Trizec Properties, Inc. Change in Control Severance Pay Plan.

10.2	Trizec Properties, Inc. Retention Bonus Program.

10.3	Amendment to the Trizec Properties, Inc. 2004 Long-Term Outperformance Compensation Program.

99.1	Summary of Trizec Properties, Inc. Change in Control Severance Pay Plan and Retention Bonus Program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: June 8, 2006	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Arrangement Agreement, dated June 5, 2006, by and among Trizec Properties, Inc., Trizec Holdings Operating LLC, Trizec Canada Inc., Grace Holdings LLC, Grace Acquisition Corporation, 4162862 Canada Limited, and Grace OP LLC.

10.1	Trizec Properties, Inc. Change in Control Severance Pay Plan.

10.2	Trizec Properties, Inc. Retention Bonus Program.

10.3	Amendment to the Trizec Properties, Inc. 2004 Long-Term Outperformance Compensation Program.

99.1	Summary of Trizec Properties, Inc. Change in Control Severance Pay Plan and Retention Bonus Program.